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                                                                   EXHIBIT 10.22


                    CONFIDENTIAL MATERIAL OMITTED AND FILED
                  SEPARATELY WITH THE SECURITIES AND EXCHANGE
                  COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                              COOPERATION AGREEMENT

between                                           DYAX CORP.
                                                  One Kendall Square
                                                  Building 600, 5th Floor
                                                  Cambridge, MA 02139
                                                  USA

                                                  (hereinafter referred to
                                                   as DYAX)

and                                               NOVO NORDISK A/S
                                                  Novo Alle
                                                  DK-2880 Bagsvaerd
                                                  Denmark

                                                  (hereinafter referred to
                                                  as NOVO NORDISK)

                                   WITNESSETH:

         WHEREAS NOVO NORDISK is one of the world's largest manufacturers of insulin and possesses valuable know-how and expertise relating to analysis and purification of proteins; and

         WHEREAS DYAX is a biotechnology and separation products company that possesses valuable know-how and expertise relating to phage display and chromatography technology;

         WHEREAS NOVO NORDISK and DYAX wish to i) cooperate in the discovery and development of *************** systems (as further defined below), ii) to provide for NOVO NORDISK to have certain exclusive worldwide rights and licenses to the discoveries and development resulting from the cooperation, and iii) to provide for DYAX to receive appropriate payment for its contribution to such discovery and development;

           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

NOW THEREFORE in consideration of the foregoing and of the mutual promises and covenants contained herein NOVO NORDISK and DYAX agree as follows:

1  DEFINITIONS

         1.1 The term "Affiliate" of a Party shall mean any person, corporation, firm, partnership or other entity which directly or indirectly controls, is controlled by or is under common control of either Party. For the purposes of this definition only, "control" shall mean the power to direct or cause the direction of the management and the policies of an entity, whether through the ownership of a majority of the outstanding voting securities or by contract or otherwise.

         1.2 The term "controlled" shall mean possession of the ability to grant licenses or sublicenses without violating the terms of any agreement or other arrangement with, or the rights of, any third party.

         1.3 The term "DYAX Know-how" shall mean all proprietary know-how, technology, biological or chemical materials, discoveries, inventions, patent rights, trade secrets, formulated procedures and results owned or controlled by DYAX.

         1.4 The term "Effective Date" shall mean the date of the last party's signature hereto.

         1.5      The term "*************** Site" shall mean ***************.

         1.6 The term "Field" shall mean development of *************** Systems including Ligands directed against a given *************** for use ***************.

         1.7 The term "Ligand" shall mean any *************** binding to the *************** or *************** Sequence.

         1.8      The term "*************** Sequence" shall mean the
                  ***************.

         1.9 The term "NOVO NORDISK know-how", shall mean all proprietary know-how, technology, biological or chemical materials, discoveries, inventions, patent rights, trade secrets, formulated procedures and results owned or controlled by NOVO NORDISK.

         1.10 The term "Phage Display Technology" shall mean the DYAX Know-How which relates to the display of genetic



                                       2
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           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
      SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  diversity on the bacteriophage, and DYAX's associated patent rights.

         1.11 "Product" shall mean any therapeutic product, in which the discovery or development involved the use of a *************** System.

         1.12     The term *************** shall mean *************** which is part of the Project hereunder, and as further specified in Exhibit A which Exhibit is an integral part of this Agreement and which Exhibit shall be updated on a regular basis.

         1.13 "*************** Systems" shall mean each system comprising a *************** and Ligand for which NOVO NORDISK has made the transfer fee set forth in Section 4.2

2        SCOPE OF AGREEMENT

         2.1      OBJECTIVES

                  The objectives of this Agreement are to cooperate in the Field in order to enable the parties to use the results arising therefrom as further described below.

         2.2      DESCRIPTION OF THE COOPERATION

                  The Cooperation shall consist of a two year program of discovery and development in the Field sponsored by NOVO NORDISK and conducted by NOVO NORDISK and DYAX (the Project).

                  The Project shall during the term of this Agreement and for a period of *************** after termination hereof be the exclusive effort of DYAX for work with ***************. NOVO NORDISK shall be free to work in the Field with third parties provided, however, that nothing herein grants any right to NOVO NORDISK under DYAX's Phage Display Technology.

                  The Project shall be conducted in accordance with the Project program developed by the parties, the current version of which is attached hereto as Exhibit A. The parties will from time to time review, redesign and/or redirect the Project program in accordance with the parties' discussions and the progress and results of the cooperation.

                  DYAX will disclose DYAX Know-how and NOVO NORDISK will disclose NOVO NORDISK Know-how only to the extent it is

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           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
      SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  necessary for the work to be carried out under the Project Program. The parties shall only use materials and samples supplied by the other party and the DYAX Know-how and the NOVO NORDISK know-how as provided for in this Agreement.

         2.3      FUNDING AND PAYMENT

                  NOVO NORDISK shall fund DYAX researchers equivalent to *************** to conduct the *************** Project program covered by this Agreement. *************** funded by NOVO NORDISK shall be subject to review and approval by NOVO NORDISK in connection with the quarterly meetings pursuant to
                  Section 2.4. The *************** will be funded by NOVO NORDISK at a rate of USD *************** per year (the *************** rate) payable in *************** installments of USD ***************.

                  Payment by NOVO NORDISK to DYAX for the first *************** of the Project program shall be made by NOVO NORDISK to DYAX ***************. Thereafter payments shall be made by NOVO NORDISK to DYAX ***************. The *************** rate shall cover ***************.

         2.4      TIMINGS, MINUTES OF MEETING AND REPORTS

                  Work on the stages stated in Exhibit A will be performed continuously but not necessarily in the sequence stated. Meetings will be held between the parties no less than every *************** and the locations will alternate between Copenhagen and Cambridge, MA, or as otherwise mutually agreed upon between the parties. The representatives of each party present during the meetings are responsible for ensuring that decisions taken are in compliance with the policy of their respective party and that except as otherwise explicitly stated all formal approvals or authorizations which may be required under the decision making procedures of each of the parties have been obtained.

                  After the each meeting held, NOVO NORDISK will draw up written minutes, such written minutes to be signed by all representatives present and participating in the meeting in question. The minutes must be issued within *************** of each meeting.

                  Each party shall bear its own costs in connection with all meetings held, including its own travel and lodging expenses.

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           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
      SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  *************** shall have the casting vote in the event of disagreement between the parties relating to the conduct of the Project.

                  DYAX will provide NOVO NORDISK on a current basis with reasonably detailed written reports on the result and status of its discovery and development work and no later than *************** after the expiry of this Agreement shall DYAX to NOVO NORDISK provide a written report covering the results of the Project program and all activities carried out hereunder. The report shall be the property of NOVO NORDISK.

         2.5      RESPONSIBILITIES OF THE PARTIES

                  NOVO NORDISK undertakes to:

                  -        ***************

                  -        ***************

                  DYAX undertakes to:

                  -        ***************

                  -        ***************.

3        INTELLECTUAL PROPERTY RIGHTS

DYAX shall remain the sole owner of all DYAX Know-how possessed by DYAX prior to entering into this Cooperation Agreement and shall own all Ligands and Phage Display Technology resulting from this Agreement which are proprietary to DYAX.

NOVO NORDISK shall remain the sole owner of all NOVO NORDISK Know-how possessed by NOVO NORDISK prior to entering into this Cooperation Agreement and shall own all *************** and *************** Sites resulting from this Agreement and which are proprietary to NOVO NORDISK.

Except as set forth above NOVO NORDISK and DYAX shall retain joint ownership of any and all inventions whether patentable


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


           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

or not made jointly by the parties during the Project Program under this Agreement. *************** is hereby granted the first right to decide if and how to file and where to ***************. In the event *************** decides against such a filing, *************** shall have the right to decide on such filing. The parties will mutually agree how to defend such *************** and how to share the costs relating thereto.

4        EXCLUSIVE LICENSE, PAYMENTS AND LIGAND SUPPLY

         4.1 Subject to the payment and other obligations herein, DYAX hereby grant to NOVO NORDISK an exclusive, unrestricted, perpetual worldwide right and license, with the right to grant sublicenses to Affiliates, under any DYAX Know-How and patent rights to make, have made, use and sell the *************** Systems in the Field and to make, have made, use and sell Products. In the event that NOVO NORDISK desire to utilize any *************** System outside the Field (e.g. ***************), the parties shall negotiate in good faith the terms of such license extension.

         4.2 Upon the transfer of each Ligand from DYAX to NOVO NORDISK in accordance with the Project, NOVO NORDISK shall have *************** to evaluate the Ligand and determine whether it wishes an exclusive license to a *************** System which includes such Ligand pursuant to Section 4.1 including improvements thereof. DYAX undertakes to transfer to NOVO NORDISK for NOVO NORDISK's evaluation all Ligands developed under the Project. If NOVO NORDISK so wishes to be granted such license, NOVO NORDISK shall pay to DYAX the sum of *************** as a license fee for each such ***************
                  System prior to expiration of the relevant *************** period. There shall be no obligation or restriction as to the number of *************** Systems licensed, if any, by NOVO NORDISK.

         4.3 As additional consideration for the rights granted by DYAX hereunder, NOVO NORDISK agrees to make the following *************** to DYAX for each Product of NOVO NORDISK or its sublicensees, payable within *************** of the achievement of each ***************:

                  (a)      For the first ***************, or ***************,
                           for each Product, whichever comes earlier: The sum of ***************;


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           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
      SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  (b) For the initiation of *************** or its *************** for each Product: The sum of ***************;

                  (c) For the filing of *************** or its *************** for each Product: The Sum of ***************; and

                  (d)      For the *************** of each Product: The sum of
                           ***************.

         4.4 NOVO NORDISK agrees that during the term of this Agreement, DYAX shall have the first right to supply NOVO NORDISK with its requirements for Ligand for use in *************** Systems at a cost equal to ***************. (The parties will negotiate in good faith more detailed terms of such agreement when appropriate.

5        CONFIDENTIALITY

The parties have entered into a Secrecy Agreement dated September 6, 1996, (including amendment thereof of October 28, 1996) which Secrecy Agreement shall still be valid.

In addition to the Secrecy Agreement NOVO NORDISK and DYAX agree that they will exert diligent efforts to ensure their employees, agents, and consultants will not disclose or publish any proprietary or confidential technical or business information or any proprietary biological or chemical materials (collectively hereinafter referred to as "Information") transmitted to one another for use in the performance of this Agreement. The confidentiality obligations herein shall not apply to:

i)       Information, that at the time of disclosure, is in the public domain;
         or

ii) Information, that after disclosure, becomes available to the public or is lawfully made available to DYAX or NOVO NORDISK by a third party without restrictions as to disclosure; or

iii) Information that NOVO NORDISK and DYAX mutually agree in writing to release from the terms of this Agreement; or

iv) Information required to be disclosed by order of a court or other governmental body after consultation with the party who owns the Information.

NOVO NORDISK and DYAX will not publicise the existence of this Agreement in any way without the prior written consent of the other subject to the disclosure requirements of applicable law and regulations. In the event that either party wishes to make

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

an announcement concerning this Agreement, that party will seek the consent of the other party. The terms of any such announcement shall be agreed in good faith.

6        REPRESENTATIONS AND WARRANTIES


         6.1      REPRESENTATIONS AND WARRANTIES OF DYAX

                  Corporate Power:

                  DYAX is duly organized and validly existing under the laws of Delaware and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  Due authorization:

                  DYAX is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on DYAX' behalf has been duly authorized to do so by all requisite, corporate action.

                  Binding agreement - no conflicts:

                  This Agreement is a legal and valid obligation binding upon DYAX and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by DYAX does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. DYAX is not a party to any contract the terms of which would conflict with the terms of this Agreement or under which a default or violation would arise as a result of the execution, entering into or performance of this Agreement. DYAX has not granted any third party any rights which would conflict with the rights granted to NOVO NORDISK hereunder.

                  Patents and other proprietary rights:

                  i) DYAX owns or has the right to use free and clear of all liens, claims and restrictions all patents, patent applications, trade marks, service marks, trade names, inventions, trade secrets, copyrights, licenses and rights, with respect to the foregoing, used by DYAX for the transactions proposed to be conducted by it under this Agreement.


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     SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


                  ii) DYAX has not granted any license or right to use its proprietary information or intellectual property related to the matters covered by this Agreement and will not grant any license or rights inconsistent with NOVO NORDISK's rights hereunder.

         6.2      REPRESENTATIONS AND WARRANTIES OF NOVO NORDISK

                  Corporate Power:

                  NOVO NORDISK is duly organized and validly existing under the laws of Denmark and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  Due authorization:

                  NOVO NORDISK is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person executing this Agreement on NOVO NORDISK's behalf has been duly authorized to do so by all requisite, corporate action.

                  Binding Agreement-no conflicts:

                  This Agreement is a legal and valid obligation binding upon NOVO NORDISK and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by NOVO NORDISK does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it. NOVO NORDISK is not a party to any contract the terms of which would conflict with the terms of this Agreement or under which a default or violation would arise as a result of the execution, entering into or performance of this Agreement. NOVO NORDISK has not granted any third party any rights which would conflict with the rights granted to DYAX hereunder.

7        PUBLICATION

         During the term of this Agreement each party primarily responsible in the Field for proposed publication whether written or oral (the publishing party) shall at least *************** before presentation or submission of the proposed publication to a third party submit such proposed publication to the other party (the non-publishing party) for review in connection with preservation of patentable rights and/or to determine whether confidential information should be modified or deleted. If the non-publishing party determines that confidential information should be deleted from the proposed publication, the publishing party shall

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           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
      SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

         make such deletion before publication. The non-publishing party shall have *************** in which to review each proposed publication. The review period may be extended for an additional *************** when the non-publishing party provides a reasonable need for such extension including but not limited to the preparation and filing of pertinent patent applications. The parties will treat matters of authorship in a proper collaborative spirit, giving credit where it is due, but will not publish any information relating to the Project program which might jeopardize any patent rights of either party.

8        TERM

         8.1 The term of the Project shall commence as of the Effective Date and continue, unless terminated as provided for below, for two years plus an additional six (6) months period for NOVO NORDISK to carry out evaluation, cf. Article 4.2.

         8.2 The term of the exclusive license for each *************** System granted in accordance with Article 4 shall, unless terminated as provided for below, be for a period of *************** for each *************** System.

9        TERMINATION

         9.1 NOVO NORDISK shall be entitled to terminate this Agreement without cause with a prior written notice of 3 months. In such event NOVO NORDISK shall ***************.

         9.2 Upon thirty (30) days' prior written notice, either Party hereto shall be entitled to terminate this Agreement if the other Party has committed a material breach of any of its obligations or has failed to comply with material conditions under this Agreement and such breach or failure to perform has not been incurred within a thirty (30) days period after being notified in writing of the other Party's or parties' intention to terminate this Agreement, or if such failure, breach or default cannot be cured within such a thirty (30) days period within a reasonable time provided that the Party in breach has committed substantial remedial actions within such thirty (30) days period and is diligently pursuing the same.

                  All of the parties hereto in addition to any other remedies available to them in law may terminate this Agreement by written notice to the other Party or

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

                  parties hereto in the event the other Party or parties shall

                  a)       become insolvent or bankrupt;

                  b) make an assignment for the benefit of its or their creditors;

                  c) appoint a trustee or receiver for itself or themselves for all or a substantial part of its or their property, seek reorganization, liquidation, dissolution, a winding arrangement, composition or readjustment of its or their debts;

                  d) have its or their controlling interests acquired by a third party.

10       EFFECT OF TERMINATION

Expiration or termination of this Agreement shall not relieve the parties of any obligation accruing prior to such expiration or termination and the provisions of Articles 3, 4, 5, 6, 7 and 11 shall survive the expiration or termination of this Agreement. If NOVO NORDISK terminates under Article 9.1 or DYAX terminates under Article 9.2, then all rights to licenses revert to DYAX.

11       INDEMNIFICATION PROVISION

         11.1     INDEMNIFICATION BY NOVO NORDISK

                  NOVO NORDISK shall defend, indemnify and hold DYAX harmless from and against any and all liability, damage, loss, cost (including reasonable attorney's fees) and expense resulting from any claim of death, personal injury or property damage arising out of NOVO NORDISK's use of the results arising from the Project Programme. Notwithstanding the foregoing DYAX shall not be entitled to indemnification under this Article 10 against any claim of personal injury or property damage resulting from DYAX' negligence or wilful actions or misconduct.

         11.2     INDEMNIFICATION BY DYAX

                  DYAX shall defend, indemnify and hold NOVO NORDISK harmless from and against any and all liability, damage, loss, cost (including reasonable attorney's fees) and expense resulting from any claim of death, personal injury or property damage in connection with DYAX's conduct of the Project program. Notwithstanding the foregoing NOVO NORDISK shall not be entitled to

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                  indemnification under this Article 10 against any claim of personal injury or property damage resulting from NOVO NORDISK's negligence or wilful actions or misconduct.

         11.3     INDEMNIFICATION PROCEDURE

                  In the event that either party shall receive notice of a claim for which indemnification may be sought under Articles 10.1 and 10.2 above such party shall inform the indemnifying party and the indemnifying party shall decide how to respond to the claim and how to handle the claim in an efficient manner.

12       FORCE MAJEURE

Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable controlled of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not) insurrections, riots, civil commotions, acts of God or acts, omissions or delays in action by any governmental authority or the other party.

13       ASSIGNMENT

This Agreement may not be assigned or otherwise transferred by either party without the consent of the other party, except to an Affiliate.

14       MISCELLANEOUS

         14.1     NOTICES

                  Any notice to be given under this Agreement shall be sent in writing in English by registered airmail or telecopied to:

                  DYAX CORP.
                  One Kendall Square
                  Building 600, 5th Floor
                  Cambridge, MA 02139
                  USA

                  Attention: Chief Executive Officer
                  Telephone: (617) 225-2500
                  Telefax: (617) 225-2501



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                  NOVO NORDISK A/S
                  Novo Alle
                  DK-2880 Bagsvaerd
                  Denmark

                  Attention: Protein Technology
                  Telephone: 45  44  43  94  78
                  Telefax:   45  44  43  84  00

                  or to such other address(es) and telecopier numbers as may from time to time be notified by either party to the other hereunder.

                  Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch and any notice sent by telex or telecopy shall be deemed to have been delivered within twenty-four (24) hours of the time of the dispatch. Notice of change of address shall be effective upon receipt.

         14.2     AMENDMENTS OF AGREEMENT

                  This Agreement may be amended, or any term hereof modified, or only by a written instrument duly executed by both parties hereto.

         14.3     WAIVER

                  The waiver by either party hereto of any right hereunder or the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder of any other breach or failure by said other party whether of a similar nature or otherwise.

         14.4     SEVERABILITY

                  In the event that anyone or more of the provisions of this Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement and the parties to be invalid, illegal or unenforceable, such provisions shall be deleted in such jurisdiction, provided, however, that the invalid provisions are not of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

         14.5     APPLICABLE LAW

                  This Agreement shall be governed by and construed in accordance with the laws of England.


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         14.6     JURISDICTION

                  Both parties will use their best endeavors to settle all matters in dispute amicably. All disputes and differences of any kind related to this Agreement, which cannot be solved amicably by the parties, shall be referred to arbitration.

                  The arbitration court shall consist of three arbitrators. The arbitration, including appointment of arbitrators, shall be carried out in accordance with the valid rules of the International Chamber of Commerce (excluding the conciliation procedure). The arbitration shall take place in London and shall be conducted in the English language. The award of the arbitrators shall be final and binding on both parties. The parties bind themselves to carry out the awards of the arbitrators.

Cambridge, MA 1997-16-Jan                       Bagsvaerd, 1997-16-Jan
DYAX Corp.                                      NOVO NORDISK A/S

/s/ Thomas C. Ransohoff                         /s/ Leo Snel
------------------------------------            --------------------------------
By: Thomas C. Ransohoff                         By: Leo Snel
    V.P., Bioseparations                            Director of Biologics
                                                    Development



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           CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE
      SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

EXHIBIT A (Novo Nordisk - Dyax Co-operation)






The *************** system outlined by Novo Nordisk is displayed in figure 1.
***************.





Figure 1:

A)   ***************
B)   ***************
C)   ***************
D)   ***************

***************.










Signed

/s/ Leo Snel                                    /s/ Thomas C. Ransohoff
-------------------------------                 -----------------------------
Novo Nordisk A/S                                Dyax
Copenhagen, January 16, 1997                    16 Jan. 1997





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